Exhibit 99.5

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

Board of Directors
Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated January 7, 2007, to the Board of Directors of Forest Oil Corporation ("Forest") as Annex B to, and reference thereto under the captions "SUMMARY—Opinions of Financial Advisors—Opinion of Forest's Financial Advisor" and "THE MERGER—Opinion of Forest's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed merger involving Forest and The Houston Exploration Company, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Forest. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Credit Suisse Securities (USA) LLC CREDIT SUISSE SECURITIES (USA) LLC

February 8, 2007